Sweetgreen, Inc. Announces
Third Quarter 2023 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its third fiscal quarter ended September 24, 2023.

Third quarter 2023 financial highlights
For the third quarter of fiscal year 2023, compared to the third quarter of fiscal year 2022:
•Total revenue was $153.4 million, versus $124.0 million in the prior year period, an increase of 24%.
•Same-Store Sales Change of 4%, versus Same-Store Sales Change of 6% in the prior year period.
•AUV of $2.9 million was consistent with the prior year period.
•Total Digital Revenue Percentage of 58% and Owned Digital Revenue Percentage of 37%, versus Total Digital Revenue Percentage of 60% and Owned Digital Revenue Percentage of 40% in the prior year period.
•Loss from operations was $(26.5) million and loss from operations margin was (17)%, versus loss from operations of $(52.9) million and loss from operations margin of (43)% in the prior year period.
•Restaurant-Level Profit(1) was $29.1 million and Restaurant-Level Profit Margin was 19%, versus Restaurant-Level Profit of $19.9 million and Restaurant-Level Profit Margin of 16% in the prior year period.
•Net loss was $(25.1) million and net loss margin was (16)%, versus net loss of $(51.0) million and net loss margin of (41)% in the prior year period.
•Adjusted EBITDA(1) was $2.5 million, versus Adjusted EBITDA of $(7.2) million in the prior year period; and Adjusted EBITDA Margin was 2%, versus (6)% in the prior year period.
•15 Net New Restaurant Openings, versus 10 Net New Restaurant Opening in the prior year period.

(1) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

“We delivered another solid quarter that included 20%+ revenue growth, 300 basis points of restaurant level margin expansion from the prior year period, and positive Adjusted EBITDA,” said Jonathan Neman, Co-Founder and Chief Executive Officer. “We are pleased with our results and remain focused on driving long-term, profitable growth so that we can capture a massive market opportunity. I could not be more excited about the future of Sweetgreen and the progress we are making to redefine fast food.”

Results for the third quarter ended September 24, 2023:

Total revenue in the third quarter of 2023 was $153.4 million, an increase of 24% versus the prior year period, primarily due to an increase in incremental revenue associated with 54 Net New Restaurant Openings during or subsequent to the third fiscal quarter of 2022 through the end of the third fiscal quarter of 2023 and Same-Store Sales Change of 4%. The Same-Store Sales Change of 4% consisted of a 5% benefit from menu price increases that were implemented subsequent to the prior year period, partially offset by a 1% decline in traffic/mix. These increases were partially offset by a $1.1 million negative impact from restaurant closures and remodels that occurred subsequent to September 25, 2022, and an increase in discounts.

Our loss from operations margin was (17)% for the third quarter of 2023 versus (43)% in the prior year period. Restaurant-Level Profit Margin was 19%, an increase of 300 basis points versus the prior year period, due to the impact of menu price increases, labor optimization, and improvements in supply chain sourcing.

General and administrative expense was $36.0 million, or 23% of revenue for the third quarter of 2023, as compared to $41.9 million, or 34% of revenue in the prior year period. The decrease in general and administrative expense was primarily due to an $6.1 million decrease in stock-based compensation expense. Additionally, we experienced a decline in office systems costs, liability insurance costs, research and prototyping costs, and rent and related costs. These decreases were partially offset by an increase in management salaries and benefits and marketing and advertising costs.

Net loss for the third quarter of 2023 was $(25.1) million, as compared to $(51.0) million in the prior year period. The decrease in net loss was primarily due to a $15.0 million decrease in non-cash restructuring and impairment charges, a $9.2 million increase in our Restaurant-Level Profit, a $1.7 million increase in interest income, as well as a decrease in general and administrative expense as previously discussed. These decreases in expenses were partially offset by an increase in other expenses related to the change in fair value of our contingent consideration from our acquisition of Spyce and an increase in depreciation and amortization associated with additional restaurants. Adjusted EBITDA, which excludes stock-based compensation and certain other adjustments, was $2.5 million for the third quarter of 2023, as compared to $(7.2) million in the prior year period. This improvement was primarily due to an increase in Restaurant-Level Profit and a decrease in general and administrative expenses, as described above.

Fiscal Year 2023 Outlook

In light of our third quarter results, we anticipate finishing 2023 with:

•35 Net New Restaurant openings
•Revenue ranging from $575 million to $585 million
•Same-Store Sales Change between 3% and 5%
•Restaurant-Level Profit Margin between 16.5% and 17.5% and an
•Adjusted EBITDA between $(8) million and $(3) million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, November 2, 2023, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, statements regarding our financial outlook for the full fiscal year 2023, including the expected number of Net New Restaurant Openings, expected revenue, expected Same-Store Sales Change, expected Restaurant-Level Profit Margin and expected Adjusted EBITDA; our expectations regarding our future Adjusted EBITDA profitability; our expectations regarding our market opportunity and our ability to capture it; our expectations regarding the success of our loyalty program and broadened menu offerings and their impact on our balances throughout the year; operational changes and the expected benefit thereof; our growth strategy and business aspirations; our expectations regarding the impact of automation on our operating model; our ability to achieve or maintain profitability; and management’s plans, priorities, initiatives, and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, the impact of pandemics or disease outbreaks, uncertainties regarding changes in economic conditions and the customer behavior trends they drive, including long-term customer behavior trends following the COVID-19 pandemic, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding, and retaining a qualified workforce, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Annual Report on Form 10-K for the fiscal year ended December 25, 2022 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.
•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. No restaurants were excluded from the Comparable Restaurant Base for the thirteen and thirty-nine weeks ended September 24, 2023. One restaurant was excluded from the Comparable Restaurant Base for the thirteen and thirty-nine weeks ended September 25, 2022 due to temporary closures.
•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same period.
•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant. During the thirteen and thirty-nine weeks ended September 24, 2023, zero and two restaurants were excluded from the calculation of Same-Store Sales Change. During the thirteen and thirty-nine weeks ended September 25, 2022, four restaurants were excluded from the calculation of Same-Store Sales Change. Such adjustments did not result in a material change to Same-Store Sales Change.
•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our total digital channels (which includes our owned digital channels and our marketplace channel). Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our owned digital channels (which includes our pick-up channel, native delivery channel, and outpost and catering channel, as well as purchases made in our in-store channel via digital scan-to-pay, prior to the elimination of digital scan-to-pay during the thirteen weeks ended September 24, 2023).

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, and as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks, including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude income tax expense, interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, Spyce acquisition costs, ERP implementation and related costs, and, in certain periods, impairment and closure costs, restructuring charges and legal settlements. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;

•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation, loss on disposal of property and equipment, certain other expenses, Spyce acquisition costs, ERP implementation and related costs, legal settlements, and, in certain periods, impairment and closure costs and restructuring charges; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About Sweetgreen

Sweetgreen (NYSE: SG) passionately believes that real food should be convenient and accessible to everyone. Every day their team members create delicious seasonal meals from fresh ingredients and produce that prioritizes organic, regenerative, and local sourcing. Sweetgreen strongly believes in harnessing the power of technology to enhance the customer experience to meet their customers where they are. Sweetgreen’s strong food ethos and investment in local communities have enabled them to grow into a national brand with a mission to build healthier communities by connecting people to real food. To learn more about Sweetgreen and its menu, visit www.Sweetgreen.com. Follow Sweetgreen on Instagram, Facebook and Twitter @Sweetgreen.

Sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@sweetgreen.com
Sweetgreen Contact, Media:

press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen Weeks Ended
	September 24, 2023		September 25, 2022
Revenue	$153,428	100%	$124,026	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	41,754	27%	34,474	28%
Labor and related expenses	43,750	29%	38,006	31%
Occupancy and related expenses	13,961	9%	11,504	9%
Other restaurant operating costs	24,850	16%	20,113	16%
Total restaurant operating costs	124,315	81%	104,097	84%
Operating expenses:
General and administrative	35,963	23%	41,903	34%
Depreciation and amortization	15,682	10%	11,887	10%
Pre-opening costs	2,522	2%	3,061	2%
Impairment and closure costs	132	—%	1,722	1%
Loss on disposal of property and equipment	489	—%	21	—%
Restructuring charges	812	1%	14,266	12%
Total operating expenses	55,600	36%	72,860	59%
Loss from operations	(26,487)	(17)%	(52,931)	(43)%
Interest income	(3,381)	(2)%	(1,644)	(1)%
Interest expense	19	—%	23	—%
Other income	1,612	1%	(303)	—%
Net loss before income taxes	(24,737)	(16)%	(51,007)	(41)%
Income tax expense	318	—%	20	—%
Net loss	$(25,055)	(16)%	$(51,027)	(41)%
Earnings per share:
Net loss per share basic and diluted	$(0.22)		$(0.46)
Weighted average shares used in computing net loss per share, basic and diluted	112,179,722		110,375,126

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirty-Nine Weeks Ended
	September 24, 2023		September 25, 2022
Revenue	$431,015	100%	$351,535	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	118,333	27%	95,477	27%
Labor and related expenses	126,506	29%	109,321	31%
Occupancy and related expenses	40,117	9%	33,171	9%
Other restaurant operating costs	68,920	16%	57,103	16%
Total restaurant operating costs	353,876	82%	295,072	84%
Operating expenses:
General and administrative	111,220	26%	143,900	41%
Depreciation and amortization	43,310	10%	33,869	10%
Pre-opening costs	8,190	2%	8,093	2%
Impairment and closure costs	479	—%	1,921	1%
Loss on disposal of property and equipment	547	—%	40	—%
Restructuring charges	6,448	1%	14,266	4%
Total operating expenses	170,194	39%	202,089	57%
Loss from operations	(93,055)	(22)%	(145,626)	(41)%
Interest income	(9,694)	(2)%	(2,405)	(1)%
Interest expense	58	—%	68	—%
Other income	1,597	—%	(2,166)	(1)%
Net loss before income taxes	(85,016)	(20)%	(141,123)	(40)%
Income tax expense	954	—%	60	—%
Net loss	$(85,970)	(20)%	$(141,183)	(40)%
Earnings per share:
Net loss per share basic and diluted	$(0.77)		$(1.29)
Weighted average shares used in computing net loss per share, basic and diluted	111,687,538		109,848,272

SWEETGREEN INC. AND SUBSIDIARIES
SELECTED BALANCE SHEET, CASH FLOW AND OPERATING DATA
(dollars in thousands)
(unaudited)

	As of September 24, 2023	As of December 25, 2022
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$274,743	$331,614
Total assets	$879,855	$908,935
Total liabilities	$379,521	$367,709
Total stockholders’ equity	$500,334	$541,226

	Thirty-nine weeks ended
	September 24, 2023	September 25, 2022
SELECTED CASH FLOW:
Net cash provided by (used in) operating activities	17,556	(25,707)
Net cash used in investing activities	(79,372)	(69,369)
Net cash provided by financing activities	4,945	3,978
Net (decrease) in cash and cash equivalents and restricted cash	$(56,871)	$(91,098)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
SELECTED OPERATING DATA:
Net New Restaurant Openings	15	10	34	26
Average Unit Volume (as adjusted)(1)	$2,905	$2,892	$2,905	$2,892
Same-Store Sales Change (%) (as adjusted)(2)	4%	6%	4%	17%
Total Digital Revenue Percentage	58%	60%	59%	62%
Owned Digital Revenue Percentage	37%	40%	37%	41%
(1) Our results for the thirteen and thirty-nine weeks ended September 25, 2022 have been adjusted to reflect the temporary closures of one restaurant, which was excluded from the Comparable Restaurant Base. This did not result in a material change to AUV.
(2) Our results for the thirteen and thirty-nine weeks ended September 24, 2023 have been adjusted to reflect the temporary closures of zero and two restaurants, respectively, which were excluded from the calculation of Same-Store Sales Change. Our results for the thirteen and thirty-nine weeks ended September 25, 2022 have been adjusted to reflect the temporary closure of four restaurants. Such adjustments did not result in a material change to Same-Store Sales Change.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended		Thirty-nine weeks ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Loss from operations	$(26,487)	$(52,931)	$(93,055)	$(145,626)
Add back:
General and administrative	35,963	41,903	111,220	143,900
Depreciation and amortization	15,682	11,887	43,310	33,869
Pre-opening costs	2,522	3,061	8,190	8,093
Impairment and closure costs	132	1,722	479	1,921
Loss on disposal of property and equipment(1)	489	21	547	40
Restructuring charges(2)	812	14,266	6,448	14,266
Restaurant-Level Profit	$29,113	$19,929	$77,139	$56,463
Loss from operations margin	(17)%	(43)%	(22)%	(41)%
Restaurant-Level Profit Margin	19%	16%	18%	16%
(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset.

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended		Thirty-nine weeks ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Net loss	$(25,055)	$(51,027)	$(85,970)	$(141,183)
Non-GAAP adjustments:
Income tax expense	318	20	954	60
Interest income	(3,381)	(1,644)	(9,694)	(2,405)
Interest expense	19	23	58	68
Depreciation and amortization	15,682	11,887	43,310	33,869
Stock-based compensation(1)	11,466	17,601	40,133	62,973
Loss on disposal of property and equipment(2)	489	21	547	40
Impairment and closure costs(3)	132	1,722	479	1,921
Other expense/(income)(4)	1,612	(303)	1,597	(2,166)
Spyce acquisition costs(5)	148	161	470	502
Restructuring charges(6)	812	14,266	6,448	14,266
ERP implementation and related costs(7)	222	64	657	64
Legal Settlements(8)	15	—	65	—
Adjusted EBITDA	$2,479	$(7,209)	$(946)	$(31,991)
Net loss margin	(16)%	(41)%	(20)%	(40)%
Adjusted EBITDA Margin	2%	(6)%	—%	(9)%

(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived assets and store closures.
(4)Other expense/(income) includes the change in fair value of the contingent consideration and the change in fair value of the warrant liability. See Notes 1 and 3 to our condensed consolidated financial statements included elsewhere in this Quarterly Report.
(5)Spyce acquisition costs includes one-time costs we incurred in order to acquire Spyce including, severance payments, retention bonuses, and valuation and legal expenses.
(6)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with the vacated Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset.
(7)Represents the amortization costs associated with the implementation of our cloud computing arrangements in relation to our new ERP.
(8)Expenses incurred to establish accruals related to the settlements of legal matters.